                                                                     Exhibit 4.4

                               FIRST AMENDMENT TO
                    WARRANT AND REGISTRATION RIGHTS AGREEMENT

     This First Amendment, dated December 13, 2001 (the "First Amendment"), is
                                                         ---------------
by and between APW LTD., a Bermuda company (the "Company") and The Royal Bank of
                                                 -------
Scotland, PLC (the "Investors") which amends that certain Warrant and
                    ---------
Registration Rights Agreement dated as of May 15, 2001 by and among the Company and the Investors (the "Agreement"):
                        ---------

     NOW THEREFORE, in consideration of the foregoing and other consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Certain Definitions.  Section 1 is hereby amended as follows:
     -------------------

     (a) The following new definitions are added to Section 1 of the Agreement in appropriate alphabetic order:

          (i)    "Amendment Number One to First Tranche Warrant Certificate"
                  ---------------------------------------------------------
                 shall mean the amendment to the First Tranche Warrant Certificate evidenced by the amendment in form of Exhibit C hereto.

          (ii)   "First Tranche Warrant" shall mean those Warrants issued for an
                  ---------------------
                 initial aggregate of 298,492 Warrant Shares by the Company on May 15, 2001, as amended by Amendment Number One to First Tranche Warrant Certificate.

          (iii)  "First Tranche Warrant Certificate" shall mean the Warrant
                  ---------------------------------
                 Certificate dated May 15, 2001 as amended by Amendment Number One to First Tranche Warrant Certificate

          (iv)   "Second Effective Date" shall mean the date the Second
                  ---------------------
                 Amendment to the Credit Facilities becomes effective.

          (v)    "Second Tranche Warrant" shall mean those Warrants issued for
                  ----------------------
                 an initial aggregate of 584,597 Warrant Shares by the Company on the date hereof pursuant to the Second Tranche Warrant Certificates.

          (vi)   "Second Tranche Warrant Certificate" shall mean the certificate
                  ----------------------------------
                 evidencing the issuance of the Second Tranche Warrants in the form of Exhibit D hereto.

     (b) The following definitions shall be amended in their entirety to read as follows:

          (i) "Warrants" shall mean the aggregate of the First Tranche Warrants and, unless otherwise cancelled in accordance with
                 Section 10(b) of this Agreement, the Second Tranche Warrants.

          (ii)   "Warrant Certificates" shall mean the First Tranche Warrant
                  --------------------
                 Certificates and the Second Tranche Warrant Certificates.

          (iii)  "Warrant Shares" shall mean the aggregate of all Warrant Shares
                  --------------
                 as defined in the First Tranche Warrant Certificates and the Second Tranche Warrant Certificates.

2.   Issuance of  Warrants.  Section 2 of the Agreement is amended such that the
     ---------------------
     current language shall become Section 2(a) and the following language shall be added as Sections 2(b) and Section 2(c):

          "(b) On the Second Effective Date, the Company and the Holders of the First Trance Warrant Certificates shall amend the First Tranche Warrant Certificates by issuing and accepting the Amendment Number One to the First Tranche Warrant Certificates.

          "(c) On the Second Effective Date, in consideration for the Lenders entering into the Second Amendment to the Credit Facilities, the Company shall issue to each Lender a Second Tranche Warrant Certificate representing Warrants to purchase the number of Common Shares to which such Lender is entitled as set forth on Exhibit D hereto (initially totaling 584,597 in the aggregate)."

3.   Representations, Warranties and Covenants of the Company. The Company
     --------------------------------------------------------
     hereby makes, as of the Second Effective Date, each of the representations, warranties and covenants set forth in Section 3, except for the following language found in Section 3(d)(i), which is hereby specifically amended as of the Second Effective Date:

          "As of the Second Effective Date, the authorized capital stock of the Company consists solely of 250,000,000 Common Shares of which (assuming no Lender or Designated Affiliate exercises any Warrant) 40,810,170 shares of Common Shares are issued and outstanding and 50,000,000 preferred shares, par value $0.01 per share, of which 1,000,000 have been designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, issuable in accordance Company Rights Plan, of which no shares are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable laws. As of the Second Effective Date, there are options, warrants and convertible securities exercisable or convertible into 7,026,282 Common Shares."

4.   Compliance with Securities Laws; Legends. Section 4 is hereby amended as
     ----------------------------------------
     follows.

     (a) Section 4(d)(iii) is hereby amended by deleting the phrase "May 15, 2001" and replacing it with the phrase "the Original Issuance Date (as defined in the applicable Warrant Certificate)".

     (b)  Section 4(d)(iv) is hereby amended in its entirety as follows:

          "(iv) Except as provided in Sections 5(j) and 4(d)(ii), each
                                      -------------     --------
          subsequently issued certificate for any Warrants or Warrant Shares shall be imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED,
             --------------
            PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS

            AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION IS PROVIDED TO THE EXTENT REQUIRED IN A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, A COPY OF SUCH AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS."

5.   Warrant Reduction.  Section 10 is hereby amended in its entirety to read as
     -----------------
     follows:

          "(a) No Reduction in First Tranche. There shall be no reduction of the
               -----------------------------
          Warrant Shares issuable under the First Tranche Warrants.

          (b)  Second Tranche Full Warrant Reduction. All of Warrant Shares
               -------------------------------------
          issuable under the Second Tranche Warrants shall be cancelled if the Administrative Agent under that Amended and Restated Multi-Currency Agreement dated as of May 15, 2001 by and among the Company and the Lenders thereto, Bank One NA as syndication agent, Chase Manhattan Bank, as documentation agent and Bank of America as Administrative Agent (the "US Credit Agreement") and the agent under the Credit Facilities certify, by July 31, 2002, that (i) all outstanding amounts due under the Credit Facilities have been repaid in full in cash, by wire transfer or certified or cashier's check, (ii) all commitments have been terminated under the Credit Facilities, (iii) all credit extensions under the US Credit Agreement have been paid in full (or, in respect to contingent liabilities, fully collateralized in cash, by wire transfer or certified or cashier's check, and (iv) all commitments have been terminated under the US Credit Agreement. Such certification shall be filed with the Secretary of the Company by the close of business Bermuda time on July 31, 2002, with copies sent to all Second Tranche Holders as soon as practicable thereafter. Upon the receipt of such certification by the Secretary of the Company, each Second Tranche Warrant Certificate shall automatically be cancelled. Upon notification to the Second Tranche Holders that a full repayment has occurred and upon the filing of such certification, no further action is required to effect the reduction.

          (c)  Second Tranche Partial Reduction. The number of Warrant Shares
               --------------------------------
          issuable under the Second Tranche Warrants shall be reduced by 49.5% if the Administrative Agent under the US Credit Agreement and the agent under the K Credit Facilities certify, by September 30, 2002, , that (i) all outstanding amounts due under the Credit Facilities have been repaid in full in cash, by wire transfer or certified or cashier's check, (ii) all commitments have been terminated under the Credit Facilities, (iii) all credit extensions under the US Credit Agreement have been paid in full (or, in respect to contingent liabilities, fully collateralized in cash, by wire transfer or certified or cashier's check, and (iv) all commitments have been
                                        ---
          terminated under the US Credit Agreement. Such certification shall be filed with the Secretary of the Company by the close of business Bermuda time on September 30, 2002, with copies sent to all Second Tranche Holders as soon as practicable thereafter. Upon the receipt of such certification by the Secretary of the Company, each Second Tranche Warrant Certificate shall automatically represent 50.5% of the Warrants indicated on the first page of the Second Tranche Warrant Certificate (as adjusted from time to time as provided therein). Upon notification to the Second Tranche Holders that a reduction has occurred and upon the filing of such certification, no further action is required to effect the reduction. In the event a reduction is effected in accordance herewith, (x) upon the request of any Second Tranche Holder and the surrender of such Holder's Second Tranche Warrant Certificate, the Company shall prepare and deliver a new Second Tranche Warrant Certificate reflecting the reduced number of Warrants or (y) upon the request of the Company, each Holder shall surrender such Holder's Second Tranche Warrant Certificate and the Company shall prepare and deliver a new Second Tranche Warrant Certificate reflecting the reduced number of Warrants."

6. Miscellaneous.  Section 11 is hereby amended as follows:
     (a)  Section 11(c) is hereby amended in its entirety to read as follows:

            "Amendment; Notice. No supplement, modification, waiver or termination of this Agreement (including without limitation any amendment or modification of any defined term used herein which is defined in any other agreement or instrument referred to herein) shall be binding unless agreed to in writing by the Company and the holders of Warrants and Warrant Shares representing 60% of the Warrant Shares issuable hereunder, excluding any Warrant Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act. Notwithstanding the foregoing, with respect to (i) any supplement, modification, waiver or termination which relates only to rights or obligations of the First Tranche Warrants, such supplement, modification, waiver or termination must be signed by the Holders of First Tranche Warrants and Warrant Shares representing 60% of the Warrant Shares issuable under the First Tranche Warrant Certificates, rather than the holders of Warrants and Warrant Shares representing 60% of all Warrant Shares issuable hereunder, excluding any Warrant Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act, and (ii) any supplement, modification, waiver or termination which relates only to rights or obligations of the Second Tranche Warrants, such supplement, modification, waiver or termination must be signed by the Holders of Second Tranche Warrants and Warrant Shares representing 60% of the Warrant Shares issuable under the Second Tranche Warrant Certificates, rather than the holders of Warrants and Warrant Shares representing 60% of all Warrant Shares issuable hereunder, excluding any Warrant Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act. In the event that less than 100% of the Holders of the relevant Warrants consent to a supplement, modification, waiver or termination, the Company shall promptly provide notice of the adoption of such supplement, modification, waiver or termination, to each non-consenting Holder at the Holder's address as it appears on the records of the Company."


     (b)  Section 11(m) is amended in its entirety to read as follows:

          "Credit Agreement and Warrant Certificates. Nothing in this Agreement
           -----------------------------------------
          or Exhibits A, C or D is intended to permit any action or event which is prohibited by the Credit Facilities or by the Warrant Certificates, as long as the Credit Facilities or the Warrant Certificates, respectively, remain in effect."

6. Schedule 3(d) is amended in its entirety as reflected on Schedule 3(d) attached hereto.

7.   General.
     -------

     (a)  Confirmation of the Agreement. Except as amended hereby, the Agreement
          -----------------------------
          shall remain in full force and effect and it hereby ratified and confirmed in all respects.

     (b)  References to the Agreement. Each reference in the Agreement to "this
          ---------------------------
          Agreement", "hereunder" or "hereof", or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

     (c)  Defined Terms. Capitalized terms used herein which are not otherwise
          -------------
          defined are used with the meanings ascribed to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed as of the date first above written.

                                              APW LTD.


                                              By: /s/ Michael Gasick
                                                  --------------------------
                                                  Title: Treasurer
                                                        --------------------

                                              THE ROYAL BANK OF SCOTLAND PLC


                                              By: /s/ Ian Roberts
                                                  ------------------------------
                                                 Title: Manager, Specialised
                                                        Lending Services

                         List of Schedules and Exhibits
                         ------------------------------

Schedule 3(d):     List of APW Ltd. Options Plan

Exhibit C:         Amendment Number One to First Tranche Warrant
                   Certificates.

Exhibit D:         Second Tranche Warrant Certificate

                                  Schedule 3(d)

                          List of APW Ltd. Options Plan

                                                 Amount Outstanding         Number of Securities with a
                     Name                        as of May 15, 2001*       Below Warrant Exercise Price
                     ----                        ------------------        ----------------------------
APW Ltd. 2000 Stock Option Plan                      3,565,120                      42, 871
APW Ltd. 2001 Stock Option Plan                      1,073,350
APW Ltd. Outside Director Stock Option Plan            24,000
APW Ltd. Deferred Stock Plan  (For 4                  562,447                       562,447
participants)

                                                  Amount Outstanding
                                                       as of              Number of Securities with a
                     Name                         December __, 2001*     Below Warrant Exercise Price
                     ----                         ------------------      ---------------------------
APW Ltd. 2000 Stock Option Plan                       4,609,827
APW Ltd. 2001 Stock Option Plan                       1,837,600
APW Ltd. Outside Director Stock Option Plan             20,000
APW Ltd. Deferred Stock Plan  (For 3                   558,855
participants)


         APW Ltd. also has an employee stock purchase plan allowing employees to purchase shares of Common Stock at a discount and on May 15, 2001 issued warrants for 2,069,831 shares of Common Stock to its lenders.

         Effective December 31, 2001 and in accordance with the Asset Purchase Agreement between APW Ltd. and Connell Limited Partnership, the Seller will likely return 754,717 shares of Common Stock to APW Ltd.

* After consideration of cancellations and surrenders.

                                    EXHIBIT C

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION IS PROVIDED TO THE EXTENT REQUIRED IN A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, A COPY OF SUCH AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS.

                                    APW LTD.

                     FIRST AMENDMENT TO WARRANT CERTIFICATE

                        Original Dated as of May 15, 2001
                     Amendment Dated as of December 13, 2001

     APW Ltd., a Bermuda company (the "Company"), pursuant to the First
                                       -------
Amendment to Warrant and Registration Rights Agreement dated the date hereof, hereby amends the Warrant Certificate issued to The Royal Bank of Scotland, PLC, or registered assigns (the "Holder"), dated May 15, 2001 for _____________
                            ------
Warrants (as adjusted from time to time as provided herein), as follows:

     1. Title. The Warrant Certificate amended hereby shall be deemed to be
        -----
called the "First Tranche Warrant Certificate" for purposes of the Warrant and Registration Rights Agreement.

     2. Introductory Paragraph. The introductory paragraph of the Warrant
        ----------------------
Certificate is amended as follows:

        a. The Exercise Price shall be U.S.$1.98 per share (as adjusted from time to time as provided herein).

               b. The Commencement Date shall be October 1, 2002 (subject to acceleration as provided in Section 3(f)).
                                  -------------

          3.   Duration and Exercise of Warrants.  Section 3(f) of the Warrant
               ---------------------------------
 Certificate  is amended in its entirety to read as follows:

          "The beginning of the Exercise Period shall be accelerated to permit the Holder of this Warrant Certificate to exercise this Warrant immediately (i) prior to the consummation of an Organic Change (as defined in Section 7(d)); (ii) upon the occurrence of an event which
                     -------------
          with the passage of time would result in the occurrence of a Separation Date (as defined in the Company Rights Plan) under the Company Rights Plan (as defined hereunder) or (iii) subsequent to a Refinancing Event. A "Refinancing Event" shall be deemed to have
                                -----------------
          occurred when the Company refinances or repays all the Obligations (as defined in the Credit Agreement) under the Credit Agreement such that the Termination Date (as defined in the Credit Agreement) shall have occurred under the Credit Agreement. No Holder shall be required to provide any representation (other than as to its title to this Warrant or the Warrant Shares), covenants or indemnification in connection with an Organic Change, a Separation Date or a Refinancing Event, provided, however that a Holder may be required to complete a
          --------  -------
          customary letter of transmittal or other comparable document which is sent to all other public shareholders of the Company."

          4. Adjustments of Price and Number of Warrant Shares. Section 7 of the
             -------------------------------------------------
Warrant Certificate is amended as follows:

             (a). Section 7(d) of the Warrant Certificate is revised to delete the words "Subject to the terms of Section 7(j)".
                                             ------------

             (b) Section 7(h) of the Warrant Certificate is revised in its entirety to read as follows:

                  "Certain Exceptions to Antidilution Protection. Notwithstanding anything to the contrary in this Section 7, there shall be no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon exercise hereof: (i) in connection with the sale or issuance of the Warrant Certificates for an initial aggregate of 1,771,349 Common Shares issued to the US Banks (or their Affiliates) under the US Credit Agreement and warrant certificates for an initial aggregate of 298,482 Common Shares issued to the Lender under the Credit Facilities on the Original Issuance Date and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any such warrants, or any adjustment to the number of shares issuable pursuant thereto in accordance with the terms of any thereof; (ii) the issuance of any rights under the Company Rights Plan; (iii) an exercise of options outstanding under the Company's stock plans on the Original Issuance Date, which options are listed on Schedule 3(d) to the

                   Warrant and Registration Rights Agreement or (iv) the reduction in the Exercise Price of the Warrant Shares issuable upon exercise hereof pursuant to the First Amendment to this First Tranche Warrant Certificate dated as of December 13, 2001."

               (c) Section 7(j) of the Warrant Certificate is amended in its entirety to read as follows:

                   "Reserved."

          5. Notice Address. The notice address for the Company found in Sections 3(c) and 12 shall henceforth be N. 22 West 23685 Ridgeview Parkway West, Waukesha, WI 53188-1013.

          6.   General.
               -------

               (a) Confirmation of the Warrant Certificate. Except as amended
                   ---------------------------------------
          hereby, the Warrant Certificate shall remain in full force and effect and it hereby ratified and confirmed in all respects.

               (b) Effect of  Amendment. Subsequent transfers or exercises of
                   --------------------
          the Warrant Certificate shall be transfers or exercises, as the case may be, of the Warrant Certificate, as amended.

               (c) References to the Warrant Certificate. Each reference in the
                   -------------------------------------
          Warrant Certificate to "this Warrant Certificate", "hereunder" or "hereof", or words of like import, and each reference to the Warrant Certificate in any and all instruments or documents provided for in the Warrant Certificate or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Warrant Certificate as amended hereby.

               (d) Defined Terms.  Capitalized terms used herein which are
                   -------------
          not otherwise defined are used with the meanings ascribed to them in the Warrant Certificate.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to Warrant Certificate to be executed by its officer thereunto duly authorized as of the date hereof.

                                   APW LTD.



                                   By:_______________________

                                   Title:____________________

                                    EXHIBIT D

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
                                                              --------------
SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION IS PROVIDED TO THE EXTENT REQUIRED IN A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, A COPY OF SUCH AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS.

                                    APW LTD.

                       SECOND TRANCHE WARRANT CERTIFICATE

                          Dated as of December 13, 2001

                       Warrants to Purchase Common Shares
                       ----------------------------------

            APW Ltd., a Bermuda company (the "Company"), hereby certifies that,
                                              -------
for value received, The Royal Bank of Scotland, PLC, or registered assigns (the "Holder"), is the registered owner of 584,597 Warrants (as adjusted from time to
 ------
time as provided herein, the "Warrants"), each of which will entitle the
                              --------
registered owner thereof to purchase one share, as adjusted from time to time as provided herein (each such share being a "Warrant Share" and all such shares
                                          -------------
being the "Warrant Shares"), of the common shares, par value $0.01 per share, of the Company, including the related preferred stock purchase rights associated with each of the common shares (the "Common Shares"), at the exercise price of
                                      ------------
U.S.$0.01 per share (as adjusted from time to time as provided herein, the "Exercise Price") during the period (the "Exercise Period") from and after
 --------------                           ---------------
October 1, 2002 (subject to acceleration as provided in Section 3(f)) (such
                                                        -------------
date, the "Commencement Date") until May 15, 2006, all subject to the following
           -----------------
terms and conditions. Certain capitalized terms are defined in Section 11
                                                               ----------
hereof.

     SECTION 1. Registration. The Company shall register each Warrant upon
                ------------
records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes.

     SECTION 2. Transfers and Exchanges of Warrants and Warrant Shares.
                ------------------------------------------------------

     (a) Registration of Transfers and Exchanges. The Company shall register the
         ---------------------------------------
transfer of any Warrants upon records to be maintained by the Company for that purpose upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto appropriately completed and duly signed, to the Company at the office specified in or pursuant to Section 3(c). Upon any such registration of transfer and compliance with such terms of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

     (b) Warrants Exchangeable for Different Denominations. This Warrant
         -------------------------------------------------
Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to Section 3(c), for new
                                                      ------------
Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.

     SECTION 3. Duration and Exercise of Warrants.
                ---------------------------------

     (a) Warrants shall be exercisable by the registered holder thereof on any business day during the Exercise Period.

     (b) Subject to the provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable on the exercise of each Warrant and to the Exercise Price pursuant to Section 7, the holder of each
                                              ---------
Warrant during the Exercise Period shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such holder of a Warrant) at the Exercise Price one fully paid Warrant Share which is non-assessable.

     (c) Subject to Sections 4, 8 and 10, upon surrender of this Warrant
                    -------------     --
Certificate, with the Form of Election to Purchase attached hereto duly filled in and signed, to the Company at its office at N. 22 West 23685 Ridgeview Parkway West, Waukesha, WI 53188-1013, Attention: Chief Financial Officer, with a copy to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, WI 53202-4497, Attn: Anthony W. Asmuth, or at such other address as the Company may specify in writing to the then registered holder of the Warrants, and upon either (i) payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America or (ii) notice by the registered Holder of this Warrant Certificate of its election to exercise the Warrants evidenced by this Warrant Certificate on a cashless basis in the manner described in subsection (d) of this Section 3, all as specified by the Holder of this Warrant
----------  -          ---------
Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants, and in such name or names as such registered Holder may designate, one or more certificates for the Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become Holder of record of such Warrant Shares as of the Date of Exercise of such Warrants.

     The "Date of Exercise" of any Warrant means the date on which the Company
          ----------------
shall have received (i) this Warrant Certificate, with the Form of Election to Purchase attached hereto appropriately completed and duly signed, and (ii) unless the Holder of this Warrant Certificate makes the election described in subsection (d) of this Section 3, payment of the Exercise Price for such
--------------         ---------
Warrant.

     (d) In lieu of paying the Exercise Price upon exercise of the Warrants, the Holder of this Warrant Certificate may elect to receive a number of Warrant Shares whose aggregate Market Price as of the Date of Exercise is equal to the fair value of this Warrant Certificate (or the portion hereof evidencing the number of Warrants then being exercised) on such date, in which event the Company shall issue to the Holder of this Warrant Certificate, upon receipt of notice of such election, a number of Warrant Shares equal to (i) the number of Warrant Shares that would otherwise be issuable upon payment of the Exercise Price of the Warrants then being exercised minus (ii) the number of Common Shares having an aggregate Market Price equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares otherwise issuable upon payment of the Exercise Price of the Warrants then being exercised.

     (e) The Warrants evidenced by this Warrant Certificate shall be exercisable, either as an entirety or, from time to time, for part only of the number of Warrants evidenced by this Warrant Certificate. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company shall issue, at its expense, a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrants evidenced by this Warrant Certificate.

     (f)  Subject to the terms of Section 7(j), the beginning of the Exercise
                                  ------------
Period shall be accelerated to permit the Holder of this Warrant Certificate to exercise this Warrant immediately (i) prior to the consummation of an Organic Change (as defined in Section 7(d)); (ii) upon the occurrence of an event which
                      ------------
with the passage of time would result in the occurrence of a Separation Date (as defined in the Company Rights Plan) under the Company Rights Plan (as defined hereunder) or (iii) subsequent to a Refinancing Event. A "Refinancing Event"
                                                          -----------------
shall be deemed to have occurred when the Company refinances or repays all the Obligations (as defined in the Credit Agreement) under the Credit Agreement such that the Termination Date (as defined in the Credit Agreement) shall have occurred under the Credit Agreement. No Holder shall be required to provide any representation (other than as to its title to this Warrant or the Warrant Shares), covenants or indemnification in connection with an Organic Change, a Separation Date or a Refinancing Event, provided, however that a Holder may be
                                        --------  -------
required to complete a customary letter of transmittal or other comparable document which is sent to all other public shareholders of the Company. If a Warrant is exercised on or prior to July 31, 2002 pursuant to an acceleration under subsection 3(f)(ii), any Holder who exercises such Warrant must either (x)
      -------------------
agree not to transfer 100% of the Warrant Shares issuable to such Holder upon such exercise to a non-Affiliate prior to October 1, 2002 or (y) agree to repay to the Company, in the event that a warrant reduction pursuant to Section 10 of the Warrant and Registration Rights Agreement occurs, all of the net proceeds, without interest, which such Holder received in connection with such transfer. If a Warrant is exercised after July 31, 2002 and prior to October 1, 2002 pursuant to an acceleration under subsection 3(f)(ii), any
                                                  -------------------
Holder who exercises such Warrant must either (x) agree not to transfer 49.5% of the Warrant Shares issuable to such Holder upon such exercise to a non-Affiliate prior to October 1, 2002 or (y) agree to repay to the Company, in the event that a warrant reduction pursuant to Section 10 of the Warrant and Registration Rights Agreement occurs, 49.5% of the net proceeds, without interest, which such Holder received in connection with such transfer.

     SECTION 4. Payment of Taxes. Subject to applicable law, the Company will
                ----------------
pay all transfer and stock issuance taxes attributable to the issuance of the Warrants and the Warrant Shares; provided, however, that the Company shall not
                                 --------  -------
be required to pay any tax in respect of the transfer of Warrants.

     SECTION 5. Mutilated or Missing Warrant Certificate. If this Warrant
                ----------------------------------------
Certificate shall be mutilated, lost, stolen or destroyed, the Company will, upon request by the registered Holder of this Warrant Certificate, issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrants, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if requested by the Company, a written agreement of indemnity from the Holder satisfactory to the Company or a lost certificate bond.

     SECTION 6. Reservation, Listing and Issuance of Warrant Shares.
                ---------------------------------------------------

     (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Warrant Shares issuable upon exercise of the Warrants.

     (b)  Before taking any action which could cause an adjustment pursuant to
Section 7 reducing the Exercise Price below the then par value (if any) of the
---------
Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price as so adjusted Warrant Shares that are fully paid and non-assessable.

     (c) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all adverse claims, liens, charges and security interests created by the Company.

     SECTION 7. Adjustments of Price and Number of Warrant Shares.
                -------------------------------------------------

     (a)  Adjustment of Number of Warrant Shares Issuable. Upon each adjustment
          -----------------------------------------------
of the Exercise Price pursuant to this Section 7, the Holder of a Warrant shall
                                       ---------
be entitled to purchase, at the Exercise Price in effect after such adjustment, a number of Warrant Shares equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (b)  Subdivision or Combination of Stock. If the Company shall at any time
          -----------------------------------
subdivide (whether by stock split, stock dividend, recapitalization or otherwise) the outstanding Common Shares into a greater number of shares or pay a dividend or make a distribution to holders of Common Shares in the form of Common Shares, the Exercise Price in effect immediately prior to such subdivision, payment or distribution shall be proportionately reduced; conversely, if the outstanding Common Shares shall be combined into a smaller number of shares (whether by reverse Shares split or otherwise), the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (c)  Dividends and Rights Offerings.
          ------------------------------

               (i) If the Company shall pay a dividend or distribution (including, without limitation, a distribution in the form of securities of the Company) upon the Common Shares, regardless of whether the Warrants are otherwise then exercisable, the Company shall pay to the holder of this Warrant Certificate, in respect of each Warrant Share issuable upon exercise of the Warrants evidenced hereby, an amount equal, in the case of a dividend in cash, to the amount per Common Share so payable or, in the case of any other dividend, to the fair value per Common Share of the property so payable, as determined, reasonably and in good faith, by the board of directors of the Company.

               (ii) If the Company shall effect an offering of Common Shares or other stock pro rata among its stockholders or members, each Holder shall be entitled, at such Holder's option, regardless of whether the Warrants are otherwise then exercisable, to elect to participate in each and every such offering as though its Warrants had been exercised and such Holder were, at the time of any such rights offering, then a holder of that number of Common Shares to which such Holder is then entitled on the exercise of its Warrant.

     (d)  Adjustments for Consolidation, Amalgamation, Merger, Sale of Assets,
          --------------------------------------------------------------------
Reorganization, etc. Subject to the terms of Section 7(j), if the Company (i)
-------------------                          ------------
consolidates with, amalgamates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation , amalgamation or merger, or (ii) permits any other entity to consolidate with, amalgamate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation, amalgamation or merger, the Common Shares are changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a recapitalization, capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Shares (each of the transactions referred to in the foregoing clauses (i) through (iv) being an "Organic Change"), then, and in each
          -----------         ----           --------------
such case, proper provision shall be made in form and substance satisfactory to the Holders of Warrants and Warrant Shares representing 60% of the Warrant Shares issuable under the Warrant and Registration Agreement, excluding any Warrant Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act, so that, upon the basis and upon the terms and in the manner provided in this subsection (d), the holder of this
                                             --------------
Warrant Certificate, upon the exercise of each Warrant at any time after the consummation of such Organic Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all Warrant Shares issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of Common Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 7).
                                 ---------

     (e)  Notice of Adjustment. Upon any adjustment of any Exercise Price, then
          --------------------
and in each such case the Company shall promptly deliver a notice to the registered holder of the Warrants, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (f)  Other Notices. In case at any time:
          -------------

               (i) the Company shall declare any cash dividend on its Common Shares;

               (ii) the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution (other than regular cash dividends) to the holders of its Common Shares;

               (iii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

               (iv) the Company shall authorize the distribution to all holders of its Common Shares of evidence of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Shares);

               (v)    there shall be any Organic Change;

               (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company;

               (vii) there shall have occurred any event which would trigger a Separation Date under the Company Rights Plan; or

               (viii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Price pursuant to subsection (g) of this Section 7;
                      --------------         ---------

then, in any one or more of said cases, the Company shall give written notice, addressed to the holder of this Warrant Certificate at the address of such holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such Organic Change or other action or event, as the case may be, shall take place (or, in the case of clauses (vi) and (vii) above, the date on which the relevant action or event
------------     -----
took place). Such notice shall also specify

(or, if not then known, reasonably approximate) the date as of which the holders of Common Shares of record shall participate in such dividends, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Organic Change, Separation Date, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action or event, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto; provided,
                                                                     --------
that no advance notice need be given of any event or action specified in clause
                                                                         ------
(vi) above, but the Company shall give notice of such event as promptly
----
thereafter as practicable; and further provided, that the Company shall give
                               ------- --------
immediate notice of any event or action specified in clause (vii) above.
                                                     ------------

     (g)  Certain Events. If any event occurs of the type contemplated by the
          --------------
provisions of this Section 7 but not expressly provided for by such provisions
                   ---------
(including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall appoint, at its sole expense, a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Section 7, necessary to preserve, without dilution, the
                         ---------
exercise rights of the registered holder of this Warrant Certificate. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

     (h)  Certain Exceptions to Antidilution Protection. Notwithstanding
          ---------------------------------------------
anything to the contrary in this Section 7, there shall be no adjustment to the
                                 ---------
Exercise Price or to the number of Warrant Shares issuable upon exercise hereof:
(i) in connection with the sale or issuance of the Warrant Certificates for an initial aggregate of 3,455,610 Common Shares issued to the Lenders (or their Affiliates) under the US Credit Agreement and warrant certificates for an initial aggregate of 584,597 Common Shares issued to the UK Banks under the Credit Facilities on the Original Issuance Date and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any such warrants, or any adjustment to the number of shares issuable pursuant thereto in accordance with the terms of any thereof; (ii) the issuance of any rights under the Company Rights Plan; or (iii) an exercise of options outstanding under the Company's stock plans on the Original Issuance Date, which options are listed on
Schedule 3(d) to the Warrant and Registration Rights Agreement.
-------------

     (i)  Other Securities. If at any time, as a result of an adjustment made
          ----------------
pursuant to this Section 7, any holder of Warrants shall become entitled to
                 ---------
purchase any securities of the Company other than Common Shares, the number or amount of such other securities so purchasable and the consideration for such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this
Section 7 hereof.
---------

     (j)  Reduction pursuant to Warrant and Registration Rights Agreement.
          ---------------------------------------------------------------
Notwithstanding anything to the contrary in this Section 7, the number of
                                                 ---------
Warrant Shares issuable upon exercise of the Warrants is also subject to immediate reduction pursuant to Section 10 of the Warrant and Registration Rights Agreement.

     (k)  No Doubling. No single event shall result in an adjustment being
          -----------
effected more than once, but a similar subsequent event will result in such adjustments.

     SECTION 8.  No Stock Rights. No holder of this Warrant Certificate, as
                 ---------------
such, shall be entitled to vote or be deemed the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends (except as provided herein) or subscription rights or otherwise, until the Date of Exercise of the Warrants shall have occurred.

     SECTION 9.  Fractional Shares. The Company shall not be required to issue
                 -----------------
fractions of Warrant Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Warrant Shares. As to any fractional share of Common Shares which the Holder would otherwise be entitled to subscribe for from the Company upon such exercise, the Company shall round such fraction up to the next whole Warrant Share and shall issue such rounded up Warrant Share and distribute certificates for such rounded up Warrant Share.

     SECTION 10. No Registration under Securities Act. Neither the Warrants nor
                 ------------------------------------
the Warrant Shares have been registered under the Securities Act. The Holder of this Warrant Certificate, by acceptance hereof, represents that it is acquiring the Warrants to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Warrants or any Warrant Shares unless a registration statement is effective for such Warrants or Warrant Shares under the Securities Act, unless the sale is permitted by Rule 144 pursuant to the Securities Act or in the opinion of such holder's counsel (a copy of which opinion shall be delivered to the Company) such transaction is exempt from the registration requirements of the Securities Act; provided that Warrants and Warrant Shares issued to such Holder may be
     --------
transferred to any Designated Affiliate of such Holder, without any such registration (to the extent permitted by law) or opinion, subject to the foregoing restriction on any further sale, transfer, pledge or hypothecation by such Designated Affiliate.

     SECTION 11. Certain Definitions. The following terms have the meanings set
                 -------------------
forth below:

     "Affiliate" of any Person means any other Person directly or indirectly
      ---------
controlling, controlled by or under direct or indirect common control with such Person.

     "Commencement Date" is defined in the first paragraph hereof.
      -----------------

     "Common Shares" are defined in the first paragraph hereof.
      -------------

     "Company" is defined in the first paragraph hereof.
      -------

     "Company Rights Plan" means the Rights Agreement, dated as of July 17,
      -------------------
2000, between the Company and Firstar Bank N.A., as Rights Agent.

     "Credit Facilities" means the credit facilities dated as of May 15, 2001
      -----------------
among certain of the Company's subsidiaries and the UK Banks, as amended, supplemented or otherwise modified from time to time.

     "Date of Exercise" is defined in Section 3(c).
      ----------------                ------------

     "Designated Affiliate" has the meaning ascribed to it in the Warrant and
      --------------------
Registration Rights Agreement.

     "Exercise Period" is defined in the first paragraph hereof.
      ---------------

     "Exercise Price" is defined in the first paragraph hereof.
      --------------

     "Holder" is defined in the first paragraph hereof.
      ------

     "Market Price" shall mean the average of the daily closing prices per
      ------------
Common Share for the ten (10) consecutive trading days immediately preceding the day as of which "Market Price" is being determined (exclusive of "ex-dividend"
                 ------------
and similar dates). The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, on the National Market System of NASDAQ or, if prices for the shares are not quoted on such National Market System, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If Common Shares are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be deemed to be the higher of (x) the book value of a
     ------------
Common Share as determined by any firm of independent certified public accountants of recognized national standing, selected by the board of directors of the Company, as at the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made and (y) the fair value thereof determined in good faith by a nationally recognized independent investment banking firm selected by the Company and acceptable to the holders of a majority of the Warrants as of a date which is within thirty (30) days of the date as of which the determination is to be made (the reasonable fees and expenses of such independent certified public accountants and independent investment banking firm to be paid by the Company); provided, however, that in
                                                    --------  -------
the case of any determination of Market Price pursuant to this sentence, the Market Price shall not be less than the amount of the consideration per share received by the Company in respect of the most recent sale, transfer or other issuance of Common Shares by the Company (other than as a result of the exercise of any option or warrant or the conversion of any stock or securities convertible into or exchangeable for Common Shares) in an arms' length transaction to an unaffiliated third party within the 90-day period immediately preceding the date as to which the determination is to be made.

     "Organic Change" is defined in Section 7(d).
      --------------                ------------

     "Original Issuance Date" means December 13, 2001.
      ----------------------

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Refinancing Event" is defined in Section 3(f).
      -----------------                ------------

     "US Credit Agreement" means the Amended and Restated Multi-Currency Credit
      -------------------
Agreement dated as of May 15, 2001, among the Company, certain lenders and Bank One NA, as syndication agent, Chase Manhattan Bank, as documentation agent, and Bank of America, National Association, as administrative agent, as amended, supplemented or otherwise modified from time to time.

     "UK Banks" means the Royal Bank of Scotland and National Westminster Bank
      --------
PLC.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Warrant" is defined in the first paragraph hereof.
      -------

     "Warrant and Registration Rights Agreement" means the Warrant and
      -----------------------------------------
Registration Rights Agreement dated as of May 15, 2001 among the Company and certain holders of its securities executed pursuant to the Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Warrant Share" is defined in the first paragraph hereof.
      -------------

     SECTION 12. Notices. All notices, requests, demands and other
                 -------
communications relating to this Warrant Certificate shall be in writing, including by facsimile, addressed (a) if to the registered owner hereof, to it at the address furnished by the registered owner to the Company, and (b) if to the Company, to it at N. 22 West 23685 Ridgeview Parkway West, Waukesha, WI 53188-1013, facsimile no.: (262) 523-7586, Attention: Chief Financial Officer, with a copy to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, WI 53202-4497, facsimile no: (414)271-3552, Attn: Anthony W. Asmuth, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, five days after placement into the mails (first class, postage prepaid, mailed within the United States); in the case of notice by facsimile, on the same day as receipt is confirmed; and in the case of notice by an internationally recognized mail or courier service on the next business day after having been sent, unless such service specifies that it will be providing second business day service, in which case on the second business day after having been sent.

     SECTION 13. Binding Effect. This Warrant Certificate shall be binding upon
                 --------------
and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of the Warrants and the Warrant Shares.

     SECTION 14. Governing Law. This Warrant Certificate shall be construed in
                 -------------
accordance with and governed by the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the Company has caused this Second Tranche Warrant Certificate to be executed by its officer thereunto duly authorized as of the date hereof.

                                        APW LTD.



                                        By:____________________________

                                        Title:_________________________

                          FORM OF ELECTION TO PURCHASE

(To be executed by the holder of Warrants if such holder desires to exercise Warrants evidenced by the foregoing Warrant Certificate)

To APW Ltd.

     The undersigned hereby irrevocably elects to exercise _________ Warrants evidenced by the foregoing Warrant Certificate for, and to [purchase thereunder, ___________, Common Shares issuable upon exercise of said Warrants and delivery of $_________ (in cash as provided for in the foregoing Warrant Certificate) and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.][receive, in accordance with Section 3(d) of the Warrant Certificate, Common Shares issuable upon exercise of said Warrants and delivery of any applicable taxes payable by the undersigned pursuant to such Warrant Certificate].

     The undersigned requests that certificates for such shares be issued in the name of

                                           PLEASE INSERT SOCIAL
                                           SECURITY OR TAX
                                           IDENTIFICATION NUMBER



                                           ____________________________________

________________________________
(Please print name and address)
                                           ____________________________________




_______________________________________________________________________________

     If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to




_______________________________________________________________________________
                         (Please print name and address)



_______________________________________________________________________________

_______________________________________________________________________________

Dated:___________, ______

                               Name of holder of Warrant (Print): _____________

                                       (By:) __________________________________

                                             (Title:)

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the Common Shares issuable upon exercise of said Warrants:

Name of Assignee                Address                   Number of Warrants
----------------                -------                   ------------------













     If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.


                               Name of holder of Warrant (Print): ______________